                                                                    EXHIBIT 4.03

              The following text of the Digi International Inc.
            Stock Option Plan reflects both the current version of
               the Stock Option Plan and the Stock Option Plan
            as proposed to be amended upon receipt of shareholder
                        approval on January 31, 1996.


                            DIGI INTERNATIONAL INC.
                               STOCK OPTION PLAN
                            AS AMENDED AND RESTATED*

    1. PURPOSE OF PLAN. The purpose of this Digi International Inc. Stock Option Plan (the "Plan"), is to promote the interests of Digi International Inc., a Delaware corporation (the "Company"), and its stockholders by providing key personnel of the Company and its subsidiaries with an opportunity to acquire a proprietary interest in the Company and thereby develop a stronger incentive to put forth maximum effort for the continued success and growth of the Company and its subsidiaries. In addition, the opportunity to acquire a proprietary interest in the Company will aid in attracting and retaining key personnel of outstanding ability.

    2. ADMINISTRATION OF PLAN. This Plan shall be administered by a committee of two or more directors (the "Committee") appointed by the Company's board of directors (the "Board"). No person shall serve as a member of the Committee unless such person shall be a "disinterested person" as that term is defined in Rule 16b-3(c), promulgated under the Securities Exchange Act of 1934, as amended (the "Act"), or any successor statute or regulation comprehending the same subject matter. A majority of the members of the Committee shall constitute a quorum for any meeting of the Committee, and the acts of a majority of the members present at any meeting at which a quorum is present or the acts unanimously approved in writing by all members of the Committee shall be the acts of the Committee. Subject to the provisions of this Plan, the Committee may from time to time adopt such rules for the administration of this Plan as it deems appropriate. The decision of the Committee on any matter affecting this Plan or the rights and obligations arising under this Plan or any option granted hereunder, shall be final, conclusive and binding upon all persons, including without limitation the Company, stockholders, employees and optionees. To the full extent permitted by law, no member of the Committee shall be liable for any action or determination taken or made in good faith with respect to this Plan or any option granted hereunder.

    Notwithstanding any contrary provisions of this Plan, the Committee shall have no discretion with respect to the granting of options to any Outside Director (as hereinafter defined) or to alter or amend any terms, conditions and eligibility requirements of an option granted or to be granted to any Outside Director under this Plan, it being understood that the granting and terms, conditions and eligibility requirements of such options are governed solely by the provisions set forth in this Plan pertaining thereto.

    3. SHARES SUBJECT TO PLAN. The shares that may be made subject to options granted under this Plan shall be authorized and unissued shares of common stock (the "Common Shares") of the Company, $.01 par value, or Common Shares held in treasury, and they shall not exceed 3,629,400 in the aggregate, except that, if any option lapses or terminates for any reason before such option has

------------------------
* BOLD TEXT INDICATES AMENDMENT SUBMITTED FOR STOCKHOLDER APPROVAL; [brackets indicate deletions]; also gives effect to a two-for-one stock split effected in the form of a stock dividend distributed to stockholders on March 1, 1991, a three-for-two stock split effected in the form of a stock dividend distributed to stockholders on March 31, 1992 and all amendments to the Plan through December 13, 1995.

been completely exercised, the Common Shares covered by the unexercised portion of such option may again be made subject to options granted under this Plan. Appropriate adjustments in the number of shares and in the purchase price per share may be made by the Committee in its sole discretion to give effect to adjustments made in the number of outstanding Common Shares of the Company through a merger, consolidation, recapitalization, reclassification, combination, stock dividend, stock split or other relevant change, provided that fractional shares shall be rounded to the nearest whole share.

    4. ELIGIBLE PARTICIPANTS. Options may be granted under this Plan to any key employee of the Company or any subsidiary thereof, including any such employee who is also an officer or director of the Company or any subsidiary thereof. Nonstatutory stock options, as defined in paragraph 5(a) hereof, also shall be granted to directors of the Company who are not employees of the Company or any subsidiary thereof (the "Outside Directors") in accordance with paragraph 6 hereof and may also be granted to other individuals or entities who are not "employees" but who provide services to the Company or a parent or subsidiary thereof in the capacity of an advisor or consultant. Options granted to Outside Directors shall have the terms and conditions specified in paragraph 6 and elsewhere in this Plan (other than paragraph 5) and options granted to employees and other individuals or entities shall have the terms and conditions specified in paragraph 5 and elsewhere in this Plan (other than paragraph 6). References herein to "employment" and similar terms shall include the providing of services in any such capacity or as a director.

    5.  TERMS AND CONDITIONS OF EMPLOYEE OPTIONS.

    (a) Subject to the terms and  conditions of this Plan (other than  paragraph
6), the Committee may, from time to time prior to November 29, 2004, grant to such eligible employees as the Committee may determine options to purchase such number of Common Shares of the Company on such terms and conditions as the Committee may determine; provided, however, that no employee may be granted options with respect to more than 250,000 Common Shares during any calendar year. In determining the employees to whom options shall be granted and the number of Common Shares to be covered by each option, the Committee may take into account the nature of the services rendered by the respective employees, their present and potential contributions to the success of the Company, and such other factors as the Committee in its sole discretion shall deem relevant. The date and time of approval by the Committee of the granting of an option shall be considered the date and the time of the grant of such option. The Committee in its sole discretion may designate whether an option is to be considered an "incentive stock option" (as that term is defined in Section 422 of the Internal Revenue Code of 1986, as amended, or any amendment thereto (the "Code")) or a nonstatutory stock option (an option granted under this Plan that is not intended to be an "incentive stock option"). The Committee may grant both incentive stock options and nonstatutory stock options to the same individual. However, if an incentive stock option and a nonstatutory stock option are awarded simultaneously, such options shall be deemed to have been awarded in separate grants, shall be clearly identified, and in no event shall the exercise of one such option affect the right to exercise the other. To the extent that the aggregate Fair Market Value (as defined in paragraph 5(c)) of Common Shares with respect to which incentive stock options (determined without regard to this sentence) are exercisable for the first time by any individual during any calendar year (under all plans of the Company and its parent and subsidiary corporations) exceeds $100,000, such options shall be treated as nonstatutory stock options.

    (b) The purchase price of each Common Share subject to an option granted pursuant to this paragraph 5 shall be fixed by the Committee. For nonstatutory stock options, such purchase price may be set at not less that 50% of the Fair Market Value (as defined below) of a Common Share on the date of grant. For incentive stock options, such purchase price shall be no less than 100% of the Fair Market Value of a Common Share on the date of grant, provided that if such incentive stock option is granted to an employee who owns, or is deemed under Section 424(d) of the Code to own, at the time such option is granted, stock of the Company (or of any parent or subsidiary of the Company) possessing more than 10% of the total combined voting power of all classes of stock therein (a "10% Stockholder"), such purchase price shall be no less than 110% of the Fair Market Value of a Common Share on the date of grant.

    (c) For purposes of this Plan, the "Fair Market Value" of a Common Share at a specified date shall, unless otherwise expressly provided in this Plan, mean the closing sale price of a Common Share on the date immediately preceding such date or, if no sale of such shares shall have occurred on that date, on the next preceding day on which a sale of such shares occurred, on the Composite Tape for New York Stock Exchange listed shares or, if such shares are not quoted on the Composite Tape for New York Stock Exchange listed shares, on the principal United States securities exchange registered under the Act, on which the shares are listed, or, if such shares are not listed on any such exchange, on the National Association of Securities Dealers, Inc. Automated Quotation System/National Market System or any similar system then in use or, if such shares are not included in the National Association of Securities Dealers, Inc. Automated Quotation System/National Market System or any similar system then in use, the mean between the closing "bid" and the closing "asked" quotation of such a share on the date immediately preceding the date as of which such Fair Market Value is being determined, or, if no closing bid or asked quotation is made on that date, on the next preceding day on which a quotation is made, on the National Association of Securities Dealers, Inc. Automated Quotation System or any similar system then in use, provided that if the shares in question are not quoted on any such system, Fair Market Value shall be what the Committee determines in good faith to be 100% of the fair market value of such a share as of the date in question. Notwithstanding anything stated in this paragraph, if the applicable securities exchange or system has closed for the day by the time the determination is being made, all references in this paragraph to the date immediately preceding the date in question shall be deemed to be references to the date in question.

    (d) Each option agreement provided for in paragraph 14 hereof shall specify when each option granted under this Plan shall become exercisable.

    (e) Each option granted pursuant to this paragraph 5 and all rights to purchase shares thereunder shall cease on the earliest of:

        (i) ten years after the date such option is granted (or in the case of an incentive stock option granted to a 10% Stockholder, five years after the date such option is granted) or on such date prior thereto as may be fixed by the Committee on or before the date such option is granted;

        (ii) the expiration of the period after the termination of the optionee's employment within which the option is exercisable as specified in paragraph 8(b) or 8(c), whichever is applicable; or

       (iii) the date, if any, fixed for cancellation pursuant to paragraph 9 of this Plan.

In no event shall any option be exercisable at any time after its original expiration date. When an option is no longer exercisable, it shall be deemed to have lapsed or terminated and will no longer be outstanding.

    6.  TERMS AND CONDITIONS OF OUTSIDE DIRECTOR OPTIONS.

    (a)  Subject to the terms and conditions  of this Plan (other than paragraph
5), the Committee shall grant options to each Outside Director who is not on the date such option would be granted the beneficial owner (as defined in Rule 13d-3 under the Act) of more than 5% of the outstanding Common Shares, on the terms and conditions set forth in this paragraph 6. During the term of this Plan and provided that sufficient Common Shares are available pursuant to paragraph 3:

        (i) each person who is an Outside Director at the conclusion of each Annual Meeting of Stockholders HELD PRIOR TO THE DATE OF THE 1996 ANNUAL MEETING OF STOCKHOLDERS shall be granted a nonstatutory stock option on the date of such Annual Meeting of Stockholders. The date of such Annual Meeting of Stockholders also shall be the date of grant for options granted pursuant to this subparagraph 6(a)(i). The number of Common Shares covered by each such option shall be 15,000 (7,500 on or after the 1992 Annual Meeting of Stockholders);

        (ii) each person who is elected to be an Outside Director between Annual Meetings of Stockholders AND PRIOR TO THE DATE OF THE 1996 ANNUAL MEETING OF STOCKHOLDERS shall be granted a nonstatutory stock option. The date such person is elected to be an Outside Director of the Company [(the "Date of Election")] by the Board shall be the date of grant for such options granted pursuant to this subparagraph 6(a)(ii). The number of Common Shares covered by each such option shall be 15,000 (7,500 on or after the 1992 Annual Meeting of Stockholders) multiplied by a fraction, the numerator of which shall be 12 minus the number of whole 30-day months that have elapsed from the date of the most recent Annual Meeting of Stockholders to the [Date of Election of such] DATE SUCH PERSON IS ELECTED TO BE AN Outside Director, and the denominator of which shall be 12;

       (III) EACH PERSON WHO IS ELECTED TO BE AN OUTSIDE DIRECTOR AT ANY TIME ON OR AFTER THE DATE OF THE 1996 ANNUAL MEETING OF STOCKHOLDERS AND WHO WAS NOT AT ANY TIME PREVIOUSLY A DIRECTOR OF THE COMPANY SHALL BE GRANTED A NONSTATUTORY STOCK OPTION. THE DATE SUCH PERSON IS ELECTED TO BE AN OUTSIDE DIRECTOR OF THE COMPANY SHALL BE THE DATE OF GRANT FOR SUCH OPTIONS GRANTED PURSUANT TO THIS SUBPARAGRAPH 6(A)(III). THE NUMBER OF COMMON SHARES COVERED BY EACH SUCH OPTION SHALL BE 5,000;

       (IV) EACH PERSON WHO IS AN OUTSIDE DIRECTOR AT THE CONCLUSION OF THE 1996 ANNUAL MEETING OF STOCKHOLDERS AND AT THE CONCLUSION OF EACH ANNUAL MEETING OF STOCKHOLDERS THEREAFTER SHALL BE GRANTED A NONSTATUTORY STOCK OPTION ON THE DATE OF SUCH ANNUAL MEETING OF STOCKHOLDERS. THE DATE OF SUCH ANNUAL MEETING OF STOCKHOLDERS SHALL ALSO BE THE DATE OF GRANT FOR OPTIONS GRANTED PURSUANT TO THIS SUBPARAGRAPH 6(A)(IV). THE NUMBER OF COMMON SHARES COVERED BY EACH SUCH OPTION SHALL BE 1,500;

        (V) EACH PERSON WHO IS ELECTED TO BE AN OUTSIDE DIRECTOR BETWEEN ANNUAL MEETINGS OF STOCKHOLDERS AND AFTER THE DATE OF THE 1996 ANNUAL MEETING OF STOCKHOLDERS SHALL BE GRANTED A NONSTATUTORY STOCK OPTION. THE DATE SUCH PERSON IS ELECTED TO BE AN OUTSIDE DIRECTOR OF THE COMPANY BY THE BOARD SHALL BE THE DATE OF GRANT FOR SUCH OPTIONS GRANTED PURSUANT TO THIS SUBPARAGRAPH 6(A)(V). THE NUMBER OF COMMON SHARES COVERED BY EACH SUCH OPTION SHALL BE 1,500 MULTIPLIED BY A FRACTION, THE NUMERATOR OF WHICH SHALL BE 12 MINUS THE NUMBER OF WHOLE 30-DAY MONTHS THAT HAVE ELAPSED FROM THE DATE OF THE MOST RECENT ANNUAL MEETING OF STOCKHOLDERS TO THE DATE SUCH PERSON IS ELECTED TO BE AN OUTSIDE DIRECTOR, AND THE DENOMINATOR OF WHICH SHALL BE 12;

       (VI) EACH PERSON WHO IS AN OUTSIDE DIRECTOR AT THE CONCLUSION OF THE 1996 ANNUAL MEETING OF STOCKHOLDERS AND EACH ANNUAL MEETING OF STOCKHOLDERS THEREAFTER MAY ELECT IN WRITING TO BE GRANTED A

    NONSTATUTORY STOCK OPTION ON THE DATE OF SUCH ANNUAL MEETING OF STOCKHOLDERS IN LIEU OF ALL CASH COMPENSATION TO WHICH SUCH OUTSIDE DIRECTOR WOULD BE ENTITLED FOR THE BOARD YEAR OF THE COMPANY COMMENCING WITH SUCH ANNUAL MEETING OF STOCKHOLDERS. THE DATE OF SUCH ANNUAL MEETING OF STOCKHOLDERS SHALL ALSO BE THE DATE OF GRANT FOR OPTIONS GRANTED PURSUANT TO THIS SUBPARAGRAPH 6(A)(VI). THE NUMBER OF COMMON SHARES COVERED BY EACH SUCH OPTION SHALL BE 6,000. ANY SUCH ELECTION BY AN OUTSIDE DIRECTOR SHALL BE IRREVOCABLE AND MUST BE RECEIVED BY THE COMPANY AT LEAST SIX MONTHS PRIOR TO THE DATE IT IS TO BECOME EFFECTIVE, OR SUCH SHORTER PERIOD PRIOR TO THE DATE IT IS TO BECOME EFFECTIVE AS THE COMMITTEE MAY PERMIT; AND

       (VII) EACH PERSON WHO IS ELECTED TO BE AN OUTSIDE DIRECTOR BETWEEN ANNUAL MEETINGS OF STOCKHOLDERS AND AFTER THE DATE OF THE 1996 ANNUAL MEETING OF STOCKHOLDERS MAY ELECT IN WRITING TO BE GRANTED A NONSTATUTORY STOCK OPTION IN LIEU OF ALL CASH COMPENSATION TO WHICH SUCH OUTSIDE DIRECTOR WOULD OTHERWISE BE ENTITLED FOR THE PERIOD COMMENCING WITH THE DATE SUCH PERSON IS ELECTED TO BE AN OUTSIDE DIRECTOR OF THE COMPANY BY THE BOARD AND ENDING ON THE DATE OF THE NEXT ANNUAL MEETING OF STOCKHOLDERS. THE DATE SUCH PERSON IS ELECTED TO BE AN OUTSIDE DIRECTOR OF THE COMPANY BY THE BOARD SHALL BE THE DATE OF GRANT FOR SUCH OPTIONS GRANTED PURSUANT TO THIS SUBPARAGRAPH 6(A)(VII). THE NUMBER OF COMMON SHARES COVERED BY EACH SUCH OPTION SHALL BE 6,000 MULTIPLIED BY A FRACTION, THE NUMERATOR OF WHICH SHALL BE 12 MINUS THE NUMBER OF WHOLE 30-DAY MONTHS THAT HAVE ELAPSED FROM THE DATE OF THE MOST RECENT ANNUAL MEETING OF STOCKHOLDERS TO THE DATE SUCH PERSON IS ELECTED TO BE AN OUTSIDE DIRECTOR, AND THE DENOMINATOR OF WHICH SHALL BE 12. SUCH ELECTION BY AN OUTSIDE DIRECTOR SHALL BE IRREVOCABLE AND MUST BE RECEIVED BY THE COMPANY AT LEAST SIX MONTHS PRIOR TO THE DATE IT IS TO BECOME EFFECTIVE, OR SUCH SHORTER PERIOD PRIOR TO THE DATE IT IS TO BECOME EFFECTIVE AS THE COMMITTEE MAY PERMIT.

    (b) The purchase price of each Common Share subject to an option granted to an Outside Director pursuant to this paragraph 6 shall be the Fair Market Value of a Common Share on the date of grant.

    (c)(i)
        Subject to the provisions of paragraphs 6(e) and 6(f) hereof, the options granted to Outside Directors pursuant to subparagraph 6(a)(i)
shall vest and become exercisable in accordance with the following schedule:

                       ANNUAL MEETING                           CUMULATIVE PERCENTAGE
                       OF STOCKHOLDERS                           BECOMING EXERCISABLE
-------------------------------------------------------------  ------------------------
One Year After Grant.........................................               20%
Two Years After Grant........................................               40%
Three Years After Grant......................................               60%
Four Years After Grant.......................................               80%
Five Years After Grant.......................................              100%

        (ii) Subject to the provisions of paragraph 6(e) hereof, the options granted to Outside Directors pursuant to subparagraph 6(a)(ii) shall vest and become exercisable in accordance with the following schedule:

ANNIVERSARY OF THE                                              CUMULATIVE PERCENTAGE
DATE OF GRANT                                                    BECOMING EXERCISABLE
-------------------------------------------------------------  ------------------------
One Year After Grant.........................................               20%
Two Years After Grant........................................               40%
Three Years After Grant......................................               60%
Four Years After Grant.......................................               80%
Five Years After Grant.......................................              100%

       (III) SUBJECT TO THE PROVISIONS OF PARAGRAPHS 6(E) AND 6(F) HEREOF, (X) OPTIONS GRANTED TO OUTSIDE DIRECTORS PURSUANT TO SUBPARAGRAPH 6(A)(IV) AND
    (VI) AND (Y) OPTIONS GRANTED TO OUTSIDE DIRECTORS PURSUANT TO SUBPARAGRAPH 6(A)(III) IF THE DATE OF GRANT OF SUCH OPTIONS IS THE DATE OF AN ANNUAL MEETING OF STOCKHOLDERS SHALL VEST AND BECOME EXERCISABLE IN ACCORDANCE WITH THE FOLLOWING SCHEDULE:

ANNUAL MEETING                                                   CUMULATIVE PERCENTAGE
OF STOCKHOLDERS                                                  BECOMING EXERCISABLE
-------------------------------------------------------------  -------------------------
ONE YEAR AFTER GRANT.........................................                50%
TWO YEARS AFTER GRANT........................................               100%

       (IV) SUBJECT TO THE PROVISIONS OF PARAGRAPH 6(E) AND 6(F) HEREOF, (X) THE OPTIONS GRANTED TO OUTSIDE DIRECTORS PURSUANT TO SUBPARAGRAPHS 6(A)(V) AND
    (VII) AND (Y) OPTIONS GRANTED TO OUTSIDE DIRECTORS PURSUANT TO SUBPARAGRAPH 6(A)(III) IF THE DATE OF GRANT OF SUCH OPTIONS IS A DATE OTHER THAN THE DATE OF AN ANNUAL MEETING OF STOCKHOLDERS SHALL VEST AND BECOME EXERCISABLE IN ACCORDANCE WITH THE FOLLOWING SCHEDULE:

ANNIVERSARY OF THE                                               CUMULATIVE PERCENTAGE
DATE OF GRANT                                                    BECOMING EXERCISABLE
-------------------------------------------------------------  -------------------------
ONE YEAR AFTER GRANT.........................................                50%
TWO YEARS AFTER GRANT........................................               100%

    (d) Notwithstanding the terms of paragraphs 6(a), 6(b) and 6(c) hereof, options shall be granted to Willis K. Drake ("Drake") and to Richard E. Eichhorn ("Eichhorn"), on the effective date of the merger (the "Merger") of Digiboard, Inc., a Minnesota corporation, with and into the Company, to purchase (i) 15,000 Common Shares at a purchase price of $.50 per share, in substitution for options previously granted to Drake and Eichhorn on October 1, 1987 (the "1987 Options"), which 1987 Options shall vest and become exercisable in accordance with the following schedule:

                                                                CUMULATIVE PERCENTAGE
DATE                                                             BECOMING EXERCISABLE
-------------------------------------------------------------  ------------------------
Effective Date of this Plan..................................               20%
October 1, 1989..............................................               40%
October 1, 1990..............................................               60%
October 1, 1991..............................................               80%
October 1, 1992..............................................              100%

and (ii) 15,000 Common Shares at a purchase price of $.50 per share, in substitution for options previously granted to Drake and Eichhorn on October 1, 1988 (the "1988 Options"), which 1988 Options shall vest and become exercisable in accordance with the following schedule:

                                                                CUMULATIVE PERCENTAGE
DATE                                                             BECOMING EXERCISABLE
-------------------------------------------------------------  ------------------------
October 1, 1989..............................................               20%
October 1, 1990..............................................               40%
October 1, 1991..............................................               60%
October 1, 1992..............................................               80%
October 1, 1993..............................................              100%

    (e) Notwithstanding the vesting schedules set forth in paragraphs 6(c) and 6(d) hereof, an option held by an Outside Director shall vest and become immediately exercisable upon the latest of (i) the date on which such Outside Director attains 62 years of age, (ii) the date on which such Outside Director has completed five years of Service (as hereinafter defined) and (iii) the first anniversary of the date of grant of such option or, if applicable, the Annual Meeting of Stockholders next succeeding the Annual Meeting at which such option was granted. Any option granted to an Outside Director on or after the first accelerated vesting date for such Outside Director shall automatically vest on the Annual Meeting of Stockholders next succeeding the Annual Meeting at which such option was granted. As used herein, "Service" shall mean service to the Company or any subsidiary thereof in the capacity of any advisor, consultant, employee, officer or director, and Service as a director from an Annual Meeting of Stockholders to the next succeeding Annual Meeting shall constitute a year of Service, notwithstanding that such period may actually be more or less than one year.

    (f) Each option granted to an Outside Director pursuant to this paragraph 6 and all rights to purchase shares thereunder shall terminate on the earliest of:

        (i) ten years after the date such option is granted; provided, however, that the 1987 Options shall terminate on September 30, 1997, and the 1988 Options shall terminate on September 30, 1998;

        (ii) the expiration of the period specified in paragraph 8(b) or 8(c), whichever is applicable, after an Outside Director ceases to be a director of the Company; or

       (iii) the date, if any, fixed for cancellation pursuant to paragraph 9 of this Plan.

In no event shall such option be exercisable at any time after its original expiration date. When an option is no longer exercisable, it shall be deemed to have lapsed or terminated and will no longer be outstanding.

    7. MANNER OF EXERCISING OPTIONS. A person entitled to exercise an option granted under this Plan may, subject to its terms and conditions and the terms and conditions of this Plan, exercise it in whole at any time, or in part from time to time, by delivery to the Company at its principal executive office, to the attention of its President, of written notice of exercise, specifying the number of shares with respect to which the option is being exercised, accompanied by payment in full of the purchase price of the shares to be purchased at the time. The purchase price of each share on the exercise of any option shall be paid in full in cash (including check, bank draft or money order) at the time of exercise or, at the discretion of the holder of the option, by delivery to the Company of unencumbered Common Shares having an aggregate Fair Market Value on the date of exercise equal to the purchase price, or by a combination of cash and such unencumbered Common Shares. No shares shall be issued until full payment therefor has been made, and the granting of an option to an individual shall give such individual no rights as a stockholder except as to shares issued to such individual.

    8.  TRANSFERABILITY AND TERMINATION OF OPTIONS.

    (a) During the lifetime of an optionee, only such optionee or his or her guardian or legal representative may exercise options granted under this Plan. No option granted under this Plan shall be assignable or transferable by the optionee otherwise than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act ("ERISA"), or the rules thereunder.

    (b) During the lifetime of an optionee, an option may be exercised only while the optionee is an employee of the Company or of a parent or subsidiary thereof, and only if such optionee has been continuously so employed since the date the option was granted, except that:

        (i) an option granted to an individual who is not an Outside Director shall continue to be exercisable for three months after termination of such individual's employment but only to the extent that the option was exercisable immediately prior to such individual's termination of employment, and an option granted to an individual who is an Outside Director shall continue to be exercisable after such Outside Director ceases to be a director of the Company but only to the extent that the option was exercisable immediately prior to such Outside Director's ceasing to be a director;

        (ii) in the case of an employee  who is disabled (within the meaning  of
    Section 22(e)(3) of the Code) while employed, such individual or his or her legal representative may exercise the option within one year after termination of such individual's employment; and

       (iii) as to any individual whose termination occurs following a declaration pursuant to paragraph 9 of this Plan, such individual may exercise the option at any time permitted by such declaration.

    (c) An option may be exercised after the death of the optionee by such individual's legal representatives, heirs or legatees, but only within one year after the death of such optionee.

    (d) In the event of the disability (within the meaning of Section 22(e)(3) of the Code) or death of an optionee, any option held by such individual or his or her legal representative that was not previously exercisable shall become immediately exercisable in full if the disabled or deceased individual shall have been continuously employed by the Company or a parent or subsidiary thereof between the date such option was granted and the date of such disability, or, in the event of death, a date not more than three months prior to such death.

    9. DISSOLUTION, LIQUIDATION, MERGER. In the event of (a) a proposed merger or consolidation of the Company with or into any other corporation, regardless of whether the Company is the surviving corporation, unless appropriate provision shall have been made for the protection of the outstanding options granted under this Plan by the substitution, in lieu of such options, of options to purchase appropriate voting common stock (the "Survivor's Stock") of the corporation surviving any such merger or consolidation or, if appropriate, the parent corporation of the Company or such surviving corporation, or, alternatively, by the delivery of a number of shares of the Survivor's Stock which has a Fair Market Value as of the effective date of such merger or consolidation equal to the product of (i) the

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excess  of  (x) the  Event Proceeds  per Common  Share (as  hereinafter defined)
covered by the option as of such effective date, over (y) the option price per Common Share, times (ii) the number of Common Shares covered by such option, or
(b) the proposed dissolution or liquidation of the Company (such merger, consolidation, dissolution or liquidation being herein called an "Event"), the Committee shall declare, at least ten days prior to the actual effective date of an Event, and provide written notice to each optionee of the declaration, that each outstanding option, whether or not then exercisable, shall be cancelled at the time of, or immediately prior to the occurrence of, the Event (unless it shall have been exercised prior to the occurrence of the Event) in exchange for payment to each optionee, within ten days after the Event, of cash equal to the amount (if any), for each Common Share covered by the cancelled option, by which the Event Proceeds per Common Share (as hereinafter defined) exceeds the exercise price per Common Share covered by such option. At the time of the declaration provided for in the immediately preceding sentence, each option shall immediately become exercisable in full and each optionee shall have the right, during the period preceding the time of cancellation of the option, to exercise his or her option as to all or any part of the Common Shares covered thereby. Each outstanding option granted pursuant to this Plan that shall not have been exercised prior to the Event shall be cancelled at the time of, or immediately prior to, the Event, as provided in the declaration, and this Plan shall terminate at the time of such cancellation, subject to the payment obligations of the Company provided in this paragraph 9. For purposes of this paragraph, "Event Proceeds per Common Share" shall mean the cash plus the fair market value, as determined in good faith by the Committee, of the non-cash consideration to be received per Common Share by the stockholders of the Company upon the occurrence of the Event.

    10. SUBSTITUTION OPTIONS. Options may be granted under this Plan from time to time in substitution for stock options held by employees of other corporations who are about to become employees of the Company or a subsidiary of the Company, or whose employer is about to become a subsidiary of the Company, as the result of a merger or consolidation of the Company or a subsidiary of the Company with another corporation, the acquisition by the Company or a subsidiary of the Company of all or substantially all the assets of another corporation or the acquisition by the Company or a subsidiary of the Company of at least 50% of the issued and outstanding stock of another corporation. The terms and conditions of the substitute options so granted may vary from the terms and conditions set forth in this Plan to such extent as the Board at the time of the grant may deem appropriate to conform, in whole or in part, to the provisions of the stock options in substitution for which they are granted, but with respect to stock options which are incentive stock options, no such variation shall be permitted which affects the status of any such substitute option as an incentive stock option under Section 422A of the Code.

    11. TAX WITHHOLDING. Delivery of Common Shares upon exercise of any nonstatutory stock option granted under this Plan shall be subject to any required withholding taxes. A person exercising such an option may, as a condition precedent to receiving the Common Shares, be required to pay the Company a cash amount equal to the amount of any required withholdings. In lieu of all or any part of such a cash payment, the Committee may, but shall not be required to, permit the individual to elect to cover all or any part of the required withholdings, and to cover any additional withholdings up to the amount needed to cover the individual's full FICA and federal, state and local income tax liability with respect to income arising from the exercise of the option, through a reduction of the number of Common Shares delivered to the person exercising the option or through a subsequent return to the

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Company of  shares delivered  to  the person  exercising the  option;  provided, however, that the Committee is required to permit an Outside Director to make such an election. Except as set forth in paragraph 11(c) below, any such election by an individual who is subject to the reporting requirements of
Section 16 of the Act (a "Section 16 Individual"), also is subject to the following:

    (a) Any such election by a Section 16 Individual may be made only during certain specified time periods, as follows:

        (i) the election may be made during the period beginning on the third business day following the date of public release of the Company's quarterly or annual financial statements and ending on the twelfth business day following such date of public release; or

        (ii) the election may be made at least six months prior to the date as of which the amount of tax to be withheld is determined;

provided, however, an election by such a person pursuant to clause (i) or (ii) may not be made within six months of the date of grant of the option being exercised unless death or disability of the individual to whom the option was granted occurs during said six-month period; and

    (b) The Committee's approval of such an election by a Section 16 Individual, if given, may be granted in advance, but is subject to revocation by the Committee at any time; provided, however, that such an election by a Section 16 Individual who is an Outside Director is not subject to approval nor to revocation by the Committee. Once such an election is made by a Section 16 Individual, he or she may not revoke it.

    (c) Notwithstanding the foregoing, a Section 16 Individual who tenders previously owned shares to the Company in payment of the purchase price of shares in connection with an option exercise may also tender previously owned shares to the Company in satisfaction of any tax withholding obligations in connection with such option exercise without regard to the specified time periods set forth in paragraph 11(a) above.

    12. TERMINATION OF EMPLOYMENT. Neither the transfer of employment of an individual to whom an option is granted between any combination of the Company, a parent corporation or a subsidiary thereof, nor a leave of absence granted to such individual and approved by the Committee, shall be deemed a termination of employment for purposes of this Plan. The terms "parent" or "parent corporation" and "subsidiary" as used in this Plan shall have the meaning ascribed to "parent corporation" and "subsidiary corporation", respectively, in Sections 424(e) and
(f) of the Code.

    13.   OTHER TERMS  AND CONDITIONS.    The Committee  shall have  the  power,
subject to the terms and conditions of paragraph 6 hereof and subject to the other limitations contained herein, to fix any other terms and conditions for the grant or exercise of any option under this Plan. Nothing contained in this Plan, or in any option granted pursuant to this Plan, shall confer upon any employee holding an option any right to continued employment by the Company or any parent or subsidiary of the Company or limit in any way the right of the Company or any such parent or subsidiary to terminate an employee's employment at any time.

    14. OPTION AGREEMENTS. All options granted under this Plan shall be evidenced by a written agreement in such form or forms as the Committee may from time to time determine, which agreement shall, among other things, designate whether the options being granted thereunder are nonstatutory stock options or incentive stock options under Section 422 of the Code.

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
    15. AMENDMENT AND DISCONTINUANCE OF PLAN. The Board may at any time amend, suspend or discontinue this Plan; provided, however, that the Board shall not amend paragraph 6 hereof more than once every six months, other than to comport with changes in the Code, ERISA, or the rules thereunder; and provided, further, that no amendment by the Board shall, without further approval of the stockholders of the Company, if required in order for the Plan to continue to satisfy the conditions of Rule 16b-3 promulgated under the Act, or any successor statute or regulation comprehending the same subject matter or to meet the requirements of the Code:

        (a) change the class of employees eligible to receive options;

        (b) except as provided in paragraph 3 hereof, increase the total number of Common Shares of the Company which may be made subject to options granted under this Plan;

        (c) except as provided in paragraph 3 hereof, change the minimum purchase price for the exercise of an option;

        (d) increase the maximum period during which options may be exercised or otherwise materially increase the benefits accruing to participants under this Plan;

        (e) extend the term of this Plan beyond November 29, 2004; or

        (f) change the terms, conditions or eligibility requirements of an option granted or, subject to the right of the Board to discontinue this Plan, to be granted to each Outside Director under this Plan.

No amendment to this Plan shall, without the consent of the holder of the option, alter or impair any options previously granted under this Plan.

    16.  EFFECTIVE DATE.  This Plan shall be effective upon the Merger.

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